PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into as of the ____ day of _____, 2000 ("Agreement"), by and among Delaware Group Premium Fund, Inc., a Delaware corporation ("PREMIUM FUND"); Delaware Investments, a Delaware corporation ("ADVISER"), Allstate Life Insurance Company of New York, a New York corporation ("LIFE COMPANY"), on behalf of itself and its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Allstate Life Financial Services, Inc., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").


                                WITNESSETH THAT:

     WHEREAS, PREMIUM FUND is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, PREMIUM FUND currently consists of 2 separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

     WHEREAS, PREMIUM FUND will make Shares of each Series listed on Schedule A hereto, as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "PREMIUM FUND" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

     WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, interests under which Contracts, if required by applicable law, will be registered under the 1933 Act; and

     WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS,  to  the  extent  permitted  by  applicable   insurance  laws  and
regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

     WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, ADVISER is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:


                           Section 1. Available Funds

     1.1 Availability.

     PREMIUM FUND will make full and fractional Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of PREMIUM FUND may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is necessary in the best interests of the shareholders of such Fund, including owners, annuitants and beneficiaries under Contracts (collectively "Contract owners"), as defined herein.

     1.2 Addition, Deletion or Modification of Funds.

     The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, PREMIUM FUND, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3 No Sales to the General Public.

     PREMIUM FUND represents and warrants that no Shares of any Fund have been or will be sold to the general public or to any one else for any purpose or under any circumstances that would preclude LIFE COMPANY from offering, selling, or administering any Contract as a tax-deferred annuity or life insurance policy.


                       Section 2. Processing Transactions

     2.1 Timely Pricing and Orders.

     (a) PREMIUM FUND or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 5:30 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) PREMIUM FUND calculates the Fund's net asset value, pursuant to the rules of the SEC.

     (b) LIFE COMPANY will use the data provided by PREMIUM FUND each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANY will place corresponding orders to purchase or redeem Shares with PREMIUM FUND by 9:00 a.m. Central Time the following Business Day; provided, however, that PREMIUM FUND shall provide additional time to LIFE COMPANY in the event that PREMIUM FUND is unable to meet the 5:30 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that PREMIUM FUND takes to make the net asset values available to LIFE COMPANY.

     (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by PREMIUM FUND, LIFE COMPANY and PREMIUM FUND shall net purchase and redemption orders for each Account with respect to each Fund and shall transmit one net payment per Fund per Account in accordance with Section 2.2, below.

     (d) If PREMIUM FUND provides materially incorrect Share net asset value information, LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Further, PREMIUM FUND and ADVISER will take such other steps as may be necessary to reimburse and make LIFE COMPANY, its Accounts, and its Contract owners whole for any loss due to such pricing error. In addition, ADVISER shall reimburse LIFE COMPANY for LIFE COMPANY's reprocessing costs in the amount of $3.00 per Contract affected by $10 or more. To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption checks to Contract owners, LIFE COMPANY and ADVISER agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment). Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

     2.2 Timely Payments.

     LIFE COMPANY will wire payment for net purchases to a custodial account designated by PREMIUM FUND by 2:00 p.m. Central Time on the same day as the order for Shares is placed. PREMIUM FUND will wire payment for net redemptions to an account designated by LIFE COMPANY by 2:00 p.m. Central Time on the same day as the Order is placed.

     2.3 Applicable Price.

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by PREMIUM FUND or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of PREMIUM FUND for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by PREMIUM FUND; provided that PREMIUM FUND receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

     (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by PREMIUM FUND or its designated agent of the order therefor.

     2.4 Dividends and Distributions.

     PREMIUM FUND will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies PREMIUM FUND in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     2.5 Book Entry.

     Issuance and transfer of PREMIUM FUND Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from PREMIUM FUND will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.


                          Section 3. Costs and Expenses

     3.1 General.

     Except as otherwise specifically provided in Schedule B, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

     3.2 Parties To Cooperate.

     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of PREMIUM FUND and the Accounts.


                           Section 4. Legal Compliance

     4.1 Tax Laws.

     (a) PREMIUM FUND and ADVISER each represent and warrant that each Fund has elected to be qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Fund will qualify and maintain its qualification as a RIC. PREMIUM FUND or ADVISER will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     (b) PREMIUM FUND and ADVISER represent and warrant that each Fund of PREMIUM FUND does and will meet the diversification requirements of Section 817
(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Fund. The PREMIUM FUND shall furnish or cause to be furnished at least annually to LIFE COMPANY a statement signed by [_________________] certifying that each Fund has continuously met the diversification requirements of Section 817(h) for the preceding year. PREMIUM FUND and ADVISER each represent and warrant that no other life insurance companies utilizing PREMIUM FUND ("Participating Insurance Company") will purchase shares in any Fund for any purpose or under any circumstances that would preclude LIFE COMPANY from "looking through" to the investments of each Fund in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. PREMIUM FUND will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by PREMIUM FUND, it will take all reasonable steps to adequately diversify each Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     (c) LIFE COMPANY represents and warrants that the Contracts currently are and will be annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such status; LIFE COMPANY will notify PREMIUM FUND immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be treated as such in the future.

     4.2 Insurance and Certain Other Laws.

     (a) PREMIUM FUND will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY that is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

     (b) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of its state of organization and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established each Account as a segregated asset account under the insurance laws of its state of organization, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) PREMIUM FUND represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) ADVISER represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) ADVISER represents and warrants that PREMIUM FUND's principal underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. PREMIUM FUND and ADVISER represent that PREMIUM FUND and the principal underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     4.3 Securities Laws.

     (a) LIFE COMPANY represents and warrants that (i) interests under each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE COMPANY's state of organization and domicile, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statements for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each prospectus, statement of additional information, and supplements thereto (collectively "Prospectus") describing the Contract and prepared by LIFE COMPANY ("Contract Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) PREMIUM FUND represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with __________ law and all applicable federal and state laws, (ii) PREMIUM FUND is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) PREMIUM FUND will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required to effect the continuous offering of its Shares, (iv) PREMIUM FUND does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) PREMIUM FUND's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) each Prospectus describing a Fund and prepared by PREMIUM FUND or ADVISER ("Fund Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) PREMIUM FUND will at its expense register and qualify the Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by PREMIUM FUND.

     (d) PREMIUM FUND currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, PREMIUM FUND undertakes to have its Board of Directors, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     (e) PREMIUM FUND represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of a Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of a Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     (f) ADVISER represents and warrants that the investment advisory or management fees paid by PREMIUM FUND are and will be legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty. ADVISER further represents and warrants that it shall perform its obligations for PREMIUM FUND (including without limitation managing the assets of each Fund) in compliance with applicable federal and state laws.

     4.4 Notice of Certain Proceedings and Other Circumstances.


     (a) PREMIUM FUND or ADVISER will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to PREMIUM FUND's registration statement under the 1933 Act or Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus that may affect the offering of Shares of PREMIUM FUND, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of PREMIUM FUND's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable federal and state law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. PREMIUM FUND and ADVISER will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) LIFE COMPANY will immediately notify PREMIUM FUND of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Contract Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Contract Prospectus that may affect the offering of Shares of PREMIUM FUND, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable federal and state law. LIFE COMPANY and UNDERWRITER will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (c) The LIFE COMPANY, UNDERWRITER, PREMIUM FUND AND ADVISER shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Contracts, the PREMIUM FUND or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

     4.5 LIFE COMPANY To Provide Documents; Information About PREMIUM FUND.


     (a) LIFE COMPANY will provide to PREMIUM FUND or its designated agent at least one (1) complete copy of all SEC registration statements, Contract Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account and the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) LIFE COMPANY will provide to PREMIUM FUND or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which PREMIUM FUND or any of its affiliates is named, at least three (3) Business Days prior to its dissemination, or such shorter period as the Parties hereto may, from time to time, agree upon. Such material may be used unless PREMIUM FUND or ADVISER objects within three (3) Business Days. PREMIUM FUND hereby designates ADVISER as the entity to receive such sales literature, until such time as PREMIUM FUND appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

     (c) Neither LIFE COMPANY nor UNDERWRITER will give any information or make any representations or statements on behalf of or concerning PREMIUM FUND, ADVISER, or their affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the Fund Prospectuses contained therein, relating to Shares, as such registration statement and Fund Prospectuses may be amended from time to time; or (ii) in reports or proxy materials for PREMIUM FUND; or (iii) in published reports for PREMIUM FUND that are in the public domain and approved by PREMIUM FUND for distribution; or (iv) in sales literature or other promotional material approved by PREMIUM FUND, except with the express written permission of PREMIUM FUND, ADVISER, any company affiliated with ADVISER or their respective designees. PREMIUM FUND and ADVISER each agrees to respond or cause its designees to respond, to any request for approval on a prompt and timely basis.

     (d) LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning PREMIUM FUND, ADVISER and their affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither PREMIUM FUND, ADVISER, nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials except as otherwise provided herein.

     (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, e.g., on-line networks such as the Internet or other electronic messages, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.6 PREMIUM FUND To Provide Documents; Information About LIFE COMPANY.


     (a) PREMIUM FUND will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to PREMIUM FUND and the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) At least annually (or in the case of a Prospectus supplement, when that supplement is issued) PREMIUM FUND will provide to LIFE COMPANY free of charge with as many copies of the current Fund Prospectuses as LIFE COMPANY shall reasonably require for distribution to current and prospective Contract owners. PREMIUM FUND will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY or UNDERWRITER, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners. If requested by LIFE COMPANY in lieu thereof, PREMIUM FUND or its designee shall provide such documentation (including a "camera ready" copy of the Fund Prospectus as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the Parties hereto once each year (or more frequently if a Fund Prospectus is supplemented or amended) to have the Contract Prospectus and the Fund Prospectuses printed together in one document; the expenses of such printing to be apportioned between (a) LIFE COMPANY and (b) PREMIUM FUND or its designee in proportion to the number of pages of the Contract and Fund Prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts.

     The Fund Prospectus shall state that the statement of additional information ("SAI") for the Shares is available from PREMIUM FUND or its designee. PREMIUM FUND or its designee, at its expense, shall print and provide such SAI to LIFE COMPANY for distribution to any current or prospective Contract owner.

     PREMIUM FUND or its designee shall provide LIFE COMPANY free of charge copies of PREMIUM FUND's proxy materials, reports to shareholders and other communications to shareholders in such quantity as LIFE COMPANY shall reasonably require for distribution to Contract owners.

     (c) PREMIUM FUND or ADVISER will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least three (3) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. Such material may be used unless LIFE COMPANY objects within three (3) Business Days. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to PREMIUM FUND in the manner required by Section 9 hereof.

     (d) Neither PREMIUM FUND nor ADVISER, nor any of their affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, any Account, or the Contracts other than (i) the information or representations contained in the registration statement, including the Contract Prospectus contained therein, as such registration statement and Contract Prospectus may be amended or supplemented from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY, UNDERWRITER, or their respective designees. LIFE COMPANY and UNDERWRITER each agrees to respond or cause their respective designees to respond, to any request for approval on a prompt and timely basis.

     (e) ADVISER shall and shall cause its affiliates (including PREMIUM FUND's principal underwriter) to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials except as otherwise provided herein.

     (f) PREMIUM FUND and ADVISER will provide LIFE COMPANY with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in PREMIUM FUND's registration statement, particularly any change that would result in a change to an Account's registration statement or to a Contract Prospectus. PREMIUM FUND and ADVISER will cooperate with LIFE COMPANY so as to enable LIFE COMPANY to solicit proxies from Contract owners or to make changes to any Contract Prospectus or registration statement, in an orderly manner. PREMIUM FUND and ADVISER will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such Prospectuses.

     (g) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, e.g., on-line networks such as the Internet or other electronic messages, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.


                       Section 5. Mixed and Shared Funding

     5.1 General.

     The SEC has granted an order to PREMIUM FUND exempting it from certain provisions of the 1940 Act and rules thereunder so that PREMIUM FUND may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to PREMIUM FUND. PREMIUM FUND hereby notifies LIFE COMPANY that, in the event that PREMIUM FUND implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2 Disinterested Directors.

     PREMIUM FUND agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of PREMIUM FUND within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty
(60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

     5.3 Monitoring for Material Irreconcilable Conflicts.

     PREMIUM FUND agrees that its Board of Directors, constituted with a majority of disinterested trustees, will monitor for the existence of any material irreconcilable conflict between the interests of the Contract owners in all separate accounts of life insurance companies utilizing PREMIUM FUND ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in PREMIUM FUND ("Participating Plans"). LIFE COMPANY agrees to inform the Board of Directors of PREMIUM FUND of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on LIFE COMPANY only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested directors of the Board. The Board will give prompt notice of any such determination to LIFE COMPANY. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Fund are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company, all separate accounts of life insurance companies utilizing PREMIUM FUND, to disregard the voting instructions of contract owners; or

     (g) a decision by a Participating Plan, participants in all qualified retirement and pension plans, to disregard the voting instructions of Plan participants ("Participants").

     Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Contract owners. LIFE COMPANY's responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Contract owners.

     5.4 Conflict Remedies.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

          (i) withdrawing the assets allocable to some or all of the Accounts from PREMIUM FUND or any Fund and reinvesting such assets in a different investment medium, including another Fund of PREMIUM FUND, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (e.g., annuity Contract owners, life insurance Contract owners or all Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and

          (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

     (b) If the material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at PREMIUM FUND's election, to withdraw each Account's investment in PREMIUM FUND or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after PREMIUM FUND gives notice to LIFE COMPANY that this provision is being implemented, or such longer time as may be necessary to obtain appropriate regulatory approvals to make such withdrawal, and until such withdrawal PREMIUM FUND shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of PREMIUM FUND.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account's investment in PREMIUM FUND within six (6) months after PREMIUM FUND's Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, or such longer time as may be necessary to obtain appropriate regulatory approvals to make such withdrawal, and until such withdrawal PREMIUM FUND shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of PREMIUM FUND. No charge or penalty will be imposed as a result of such withdrawal.

     (d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will PREMIUM FUND or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

     5.5 Notice to LIFE COMPANY.


     PREMIUM FUND will promptly make known in writing to LIFE COMPANY the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6 Information Requested by Board of Directors.

     LIFE COMPANY and PREMIUM FUND (or ADVISER) will at least annually submit to the Board of Directors of PREMIUM FUND such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7 Compliance with SEC Rules.

     If, at any time during which PREMIUM FUND is serving as an investment medium for variable life insurance contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, PREMIUM FUND agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     5.8 Other Requirements.

     PREMIUM FUND will require that each Participating Insurance Company and Participating Plan enter into an agreement with PREMIUM FUND that contains in substance the same provisions as are set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.


                             Section 6. Termination

     6.1 Events of Termination.

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option of any Party, with or without cause with respect to the Fund, upon 90 days' advance written notice to the other Parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the Parties; or

     (b) at the option of Life Company or UNDERWRITER as to any Fund upon written notice to the other Parties, to the extent that the Shares of that Fund are not reasonably available to meet the requirements of the Contracts or are not appropriate funding vehicles for the Contracts, as determined by Life Company. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to PREMIUM FUND by Life Company; or

     (c) at the option of PREMIUM FUND or ADVISER upon written notice to the other Parties upon institution of formal proceedings against LIFE COMPANY or UNDERWRITER by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, PREMIUM FUND reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

     (d) at the option of LIFE COMPANY upon written notice to the other Parties upon institution of formal proceedings against PREMIUM FUND or ADVISER by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding PREMIUM FUND's or ADVISER's obligations under this Agreement or related to the operation or management of PREMIUM FUND or the purchase of PREMIUM FUND Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

     (e) at the option of LIFE COMPANY upon written notice to the other Parties following receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Fund's Shares in accordance with the terms of the Contracts for which those Fund Shares had been selected to serve as the underlying investment media.

     (f) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

     (g) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

     (h) at the option of LIFE COMPANY if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

     (i) at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

     (j) by either PREMIUM FUND or ADVISER by written notice to LIFE COMPANY, if either one or both of PREMIUM FUND or ADVISER respectively, shall determine, in their sole judgment exercised in good faith, that LIFE COMPANY has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity, if such change or publicity poses a material risk of damage to any Fund; or

     (k) by LIFE COMPANY or UNDERWRITER by written notice to PREMIUM FUND and ADVISER, if LIFE COMPANY or UNDERWRITER shall determine, in its sole judgment exercised in good faith, that PREMIUM FUND or ADVISER has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, if such change or publicity poses a material risk of damage to LIFE COMPANY or UNDERWRITER or any Contract owners; or

     (l) upon another Party's repeated material breach of any provision of this Agreement by a Party not affiliated with the terminating party or isolated material breach that is not cured within a reasonable time after notice thereof.

     6.2 Notice Requirement for Termination.

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives written notice to the other Parties to this Agreement of its intent to terminate, and such notice shall set forth the Fund(s), Contracts and, if applicable, the Account(s) as to which the Agreement is to be terminated and the basis for such termination. Furthermore in the event that any termination is based upon any provision of Sections 6.1 other than
Section 6.1(a), such written notice shall be given as soon as reasonably possible, but in any event within ten days after the terminating Party learns of the event causing termination to be required.

     6.3 Funds To Remain Available.

     Notwithstanding any termination of this Agreement, PREMIUM FUND will, at the option of LIFE COMPANY, continue to make available additional Shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement. This Section 6.3, however, is qualified and limited by Sections 6.5 and 7 below.

     6.4 Survival of Warranties and Indemnifications.

     All warranties and indemnifications will survive the termination of this Agreement.

     6.5 Continuance of Agreement for Certain Purposes.

     If any Party terminates this Agreement with respect to any Fund, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Termination Date"). This continuation shall extend to the date as of which an Account owns no Shares of the affected Fund.


             Section 7. Parties To Cooperate Respecting Termination

     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund six (6) months after the Termination Date with respect thereto, or such later date as may be necessary to obtain any required regulatory approval to effect such result. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund. If LIFE COMPANY terminates the Agreement with respect to any Fund for cause, PREMIUM FUND or ADVISER shall pay the reasonable costs of obtaining all required regulatory approvals for LIFE COMPANY to substitute the shares of another mutual fund for shares of the affected Fund(s).


                              Section 8. Assignment

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.


                               Section 9. Notices

     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:







                  Delaware Group Premium Fund, Inc.
                  Delaware Investments
                  1818 Market Street
                  Philadelphia, PA 19103-3682

                  Attn:    Michael Tilson, Assistant Product Manager


                  Allstate Life Insurance Company of New York
                  3100 Sanders Road, Ste. N4A
                  Northbrook, IL  60062


                  Attn:    Craig Whitehead, Senior Vice President and Director


                  Allstate Life Financial Services, Inc.
                  3100 Sanders Road
                  Northbrook, IL 60062

                  Attn:    Craig Whitehead


                          Section 10. Voting Procedures

     Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by PREMIUM FUND to Contract owners to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Contract owners. LIFE COMPANY will vote Shares in accordance with timely instructions received from Contract owners. LIFE COMPANY will vote Shares that are (a) not attributable to Contract owners to whom pass-through voting privileges are extended, or (b) attributable to Contract owners, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Contract owners. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies by PREMIUM FUND for the Shares held for such Contract owners. For this purpose, LIFE COMPANY'S making its own proxy solicitation with respect to the same matter is not considered to be a recommendation for action in connection with, or opposition to or interference with, PREMIUM FUND's solicitation, if LIFE COMPANY does not delay or otherwise impede or interfere with PREMIUM FUND's solicitation. LIFE COMPANY reserves the right to vote shares held in any Account in its own right to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges on matters relating to the Fund in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by PREMIUM FUND; provided, however, that PREMIUM FUND or ADVISER shall provide LIFE COMPANY and each other Participating Insurance Company with a written copy of the voting privilege requirements under the Mixed and Shared Funding Exemptive Order and such other assistance as may be necessary to facilitate coordination between LIFE COMPANY and each other Participating Insurance Company in complying with such standards, and provided further that LIFE COMPANY shall be free to vote Fund shares attributable to any Account in any manner permitted by applicable law, to the extent the Mixed and Shared Funding Exemptive Order is superseded by SEC regulation or administrative practice (including no-action relief). PREMIUM FUND will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. PREMIUM FUND will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, PREMIUM FUND either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although PREMIUM FUND is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, PREMIUM FUND will act in accordance with the SEC's interpretation of the requirements of
Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.


                         Section 11. Foreign Tax Credits

     PREMIUM FUND agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.


                           Section 12. Indemnification

     12.1 Of PREMIUM FUND and ADVISER by LIFE COMPANY and UNDERWRITER.


     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless PREMIUM FUND, ADVISER, their affiliates, and each person, if any, who controls PREMIUM FUND, ADVISER, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER which consent shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, holding, or acquisition of PREMIUM FUND Shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Contract Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER, or an affiliate or designee thereof, by or on behalf of PREMIUM FUND or ADVISER, or any of their respective affiliates, for use in any Account's 1933 Act registration statement, any Contract Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of Contracts or Shares; or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in PREMIUM FUND's 1933 Act registration statement, any Fund Prospectus, sales literature or advertising, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates) made by, or the negligent, illegal or fraudulent conduct of, LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control in connection with the sale or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in PREMIUM FUND's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of PREMIUM FUND, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to PREMIUM FUND, ADVISER or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates; or

          (iv) arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

     (b) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section
12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to ADVISER, PREMIUM FUND, or PREMIUM FUND shareholders (including, without limitation, Contract owners that beneficially own Shares of any Fund).

     (c) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section
12.1 with respect to any action against an Indemnified Party unless PREMIUM FUND or ADVISER shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action. Unless the Indemnified Party releases LIFE COMPANY and UNDERWRITER from any further obligation to it under this Section 12.1, LIFE COMPANY and UNDERWRITER also shall be entitled to assume the defense thereof, with counsel approved by each Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2 Of LIFE COMPANY and UNDERWRITER by PREMIUM FUND and ADVISER.


     (a) Except to the extent provided in Sections 12.2(c) and 12.2(d), below, PREMIUM FUND and ADVISER agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of
Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of PREMIUM FUND OR ADVISER which consent shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties or Contract owners may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, holding or acquisition of the Shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in PREMIUM FUND's 1933 Act registration statement, any Fund Prospectus or sales literature or advertising of PREMIUM FUND (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to PREMIUM FUND or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in PREMIUM FUND's 1933 Act registration statement, any Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares; or (any amendment or supplement to any of the foregoing)

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Contract Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of PREMIUM FUND, ADVISER or their affiliates) made by, or the negligent, illegal or fraudulent conduct of, PREMIUM FUND, ADVISER or their respective affiliates or persons under their control in connection with the sale or distribution of Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Contract Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of PREMIUM FUND, or ADVISER or their respective affiliates; or

          (iv) arise as a result of any failure by PREMIUM FUND or ADVISER to perform the obligations, provide the services and furnish the materials required of each under the terms of this Agreement, or any material breach of any representation and/or warranty made by PREMIUM FUND or ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by PREMIUM FUND or ADVISER.

     (b) Except to the extent provided in Sections 12.2(c) and 12.2(d) hereof, PREMIUM FUND and ADVISER each agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of PREMIUM FUND and/or ADVISER) or actions in respect thereof
(including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) Neither  PREMIUM  FUND nor ADVISER  shall be liable  under this Section
12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to LIFE COMPANY, UNDERWRITER, each Account or Contract owners.

     (d) Neither  PREMIUM  FUND nor ADVISER  shall be liable  under this Section
12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified PREMIUM FUND and/or ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify PREMIUM FUND or ADVISER of any such action shall not relieve PREMIUM FUND or ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, PREMIUM FUND and/or ADVISER will be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases ADVISER and PREMIUM FUND from any further obligation to it under this Section 12.2, PREMIUM FUND and/or ADVISER also shall be entitled to assume the defense thereof, with counsel approved by each Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from PREMIUM FUND and/or ADVISER to such Indemnified Party of PREMIUM FUND's or ADVISER's election to assume the defense thereof, the Indemnified Party will cooperate fully with PREMIUM FUND and ADVISER and shall bear the fees and expenses of any additional counsel retained by it, and PREMIUM FUND and ADVISER will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.3 Effect of Notice.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4 Successors.

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.


                           Section 13. Applicable Law

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.


                      Section 14. Execution in Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


                            Section 15. Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.


                          Section 16. Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.


                              Section 17. Headings

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.


                           Section 18. Confidentiality

     PREMIUM FUND and ADVISER acknowledge that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their respective employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. PREMIUM FUND and ADVISER agree that if they come into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties' customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by PREMIUM FUND or ADVISER from information supplied to them by the LIFE COMPANY Protected Parties' customers who also maintain accounts directly with PREMIUM FUND, PREMIUM FUND will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process. LIFE COMPANY and UNDERWRITER acknowledge that the identities of the customers of PREMIUM FUND or any of its affiliates (collectively, the "PREMIUM FUND Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the PREMIUM FUND Protected Parties or any of their respective employees or agents in connection with PREMIUM FUND's performance of its duties under this Agreement are the valuable property of the PREMIUM FUND Protected Parties. LIFE COMPANY and UNDERWRITER agree that if they come into possession of any list or compilation of the identities of or other information about the PREMIUM FUND Protected Parties' customers or any other information or property of the PREMIUM FUND Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY or UNDERWRITER from information supplied to them by the PREMIUM FUND Protected Parties' customers who also maintain accounts directly with LIFE COMPANY or UNDERWRITER, LIFE COMPANY and UNDERWRITER will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with PREMIUM FUND's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.


                        Section 19. Collateral Agreements

     PREMIUM FUND and ADVISER agree that if PREMIUM FUND or ADVISER (or any of their affiliates) enters into any arrangement whereby another Participating Insurance Company, as compared with LIFE COMPANY under this Agreement and any collateral agreements and understandings, (a) bears materially fewer expenses,
(b) has materially fewer obligations, (c) receives materially higher rates of revenues or fees from PREMIUM FUND, the Fund Underwriter and/or ADVISER, or any of their affiliates, or (d) otherwise is treated materially more favorably in any respect, to provide the same to LIFE COMPANY, Underwriter, and their respective affiliates.


                        Section 20. Trademarks and Names

     (a) Neither LIFE COMPANY nor UNDERWRITER or any of their respective affiliates, shall use any designation consistency in whole or in part of the names or marks "_______________________" or any trademark, trade name, service mark or logo of PREMIUM FUND, ADVISER or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without PREMIUM FUND's or ADVISER's prior written consent. Upon termination of this Agreement for any reason, LIFE COMPANY and UNDERWRITER shall cease all use of any such name or mark as soon as reasonably practicable.

     (b) Neither PREMIUM FUND nor ADVISER, nor any of their affiliates, shall use any designation consistency in whole or in part of the names or marks "Allstate Life Insurance Company of New York" or any trademark, trade name, service mark or logo relating to LIFE COMPANY, UNDERWRITER or any of their respective affiliates or any variation of any such trademark, trade name, service mark or logo without the prior written consent of LIFE COMPANY or UNDERWRITER. Upon termination of this Agreement for any reason, PREMIUM FUND and ADVISER shall cease all use of any such name or mark as soon as reasonably practicable.


                        Section 21. Parties to Cooperate

     Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


                             Section 22. Amendments

     No provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all Parties hereto.


                               Section 23. Waivers

     No waiver of, or failure to enforce, any provision of this Agreement by any Party shall result in any a waiver of any other violation of that or any other provision of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                           DELAWARE GROUP PREMIUM FUND, INC.

Attest:  ________________________   By:

Name:      _______________                  Name:     ________________
Title      _______________                  Title:    __________



                                            DELAWARE INVESTMENTS

Attest:  ________________________   By:

Name:      _______________                  Name:     ________________
Title      _______________                  Title:    __________



                                        ALLSTATE  LIFE  INSURANCE  COMPANY OF
                                        NEW YORK,  on  behalf  of itself  and
                                        its separate accounts

Attest:  ________________________   By:


Name:    ________________________   Name:


Title:   ________________________   Title:



                            ALLSTATE LIFE FINANCIAL SERVICES,INC.

Attest:  ________________________   By:


Name:    ________________________   Name:


Title:   ________________________   Title:

                                   SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS

Delaware GP Small Cap Value Series
Delaware GP Trend Series



SEPARATE ACCOUNTS UTILIZING THE FUNDS

Allstate Life of New York Separate Account A





CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

NYLU446




                                                     Schedule B
                                                 EXPENSE ALLOCATIONS

=========================================================== ========================================================

                      Life Company                                           PREMIUM FUND / ADVISER


preparing and filing the Account's registration statement   preparing and filing the Fund's registration statement

text composition, printing, and mailing of Contract         text composition, printing, and mailing of Fund
Prospectuses and supplements                                Prospectuses and supplements (Adviser or its
                                                            affiliates  to  bear costs   related   to
                                                            materials   sent  to prospective Contract
                                                            owners  or  existing Contract owners that
                                                            do  not   own   Fund Shares)

text  composition and printing  Contract SAIs text composition and printing Fund
SAIs mailing and distributing Contract SAIs to Contract mailing and distributing
Fund SAIs to Contract owners owners upon request by Contract owners upon request by Contract owners

text composition, printing, mailing, and distributing       text composition, printing, mailing, and distributing
annual and semi-annual reports for Accounts                 annual and semi-annual reports for Funds (Adviser or
                                                            its   affiliates  to bear  costs  related
                                                            to materials sent to prospective Contract
                                                            owners  or  existing Contract owners that
                                                            do  not   own   Fund Shares)

text  composition,   printing,  mailing,  distributing,  and  text  composition, printing,  mailing,  distributing  and tabulation of proxy statements and voting instruction  tabulation of proxy statements and voting instruction  solicitation materials to participants with respect to solicitation materials to participants with respect to proxies  solicited by LIFE COMPANY proxies  solicited by PREMIUM
FUND

preparation,  printing and distributing sales material and advertising  relating to the Funds (but not including any Fund Prospectus, SAI, or report), insofar as such  materials  relate to the  Contracts  and filing  such  materials  with and obtaining  approval  from,  the SEC, the NASD,  any state  insurance  regulatory authority,  and  any  other  appropriate  regulatory  authority,  to the  extent required
=========================================================== ========================================================